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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement Number 33-18690 on Form S-8 dated December 21, 1987, in Registration Statement Number 33-28080 on Form S-8 dated April 11, 1989, in Registration Statement Number 33-28084 on Form S-8 dated April 11, 1989, in Registration Statement Number 33-38176 on Form S-8 dated December 20, 1990, in Registration Statement Number 33-28075 on Form S-3 dated April 11, 1989, in Registration Statement Number 33-61290 on Form S-8 dated April 19, 1993, in Registration Statement Number 333-00133 on Form S-8 dated January 10, 1996, in Registration Statement Number 333-89729 on Form S-8 dated October 26, 1999, in Registration Statement Number 333-35652 on Form S-8 dated April 26, 2000, in Registration Statement Number 333-35654 on Form S-8 dated April 26, 2000, in Registration Statement Number 333-98835 on Form S-8 dated August 28, 2002, in Registration Statement Number 333-98873 on Form S-8 dated August 28, 2002, in Registration Statement Number 333-100415 on Form S-8 dated October 8, 2002, and in Registration Statement Number 333-100477 on Form S-8 dated October 10, 2002 of our report dated October 15, 2002, with respect to the consolidated financial statements and schedule of Amcast Industrial Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended August 31, 2002.

/s/ Ernst & Young LLP
November 11, 2002
Dayton, Ohio